 CLARKE AMERICAN ANNOUNCES PRO FORMA FULL-YEAR 2005 RESULTS

SAN ANTONIO, TX – April 12, 2006 – Clarke American Corp. provided its annual report, containing its financial results for the three years ended December 31, 2005, to its creditors as required by its financing arrangements. That annual report has been furnished to the SEC as an exhibit to a current report on Form 8-K of M & F Worldwide Corp. (NYSE: MFW) on April 3, 2006. The 2005 consolidated results discussed below are pro forma results, giving effect to the acquisition of Clarke American by M & F Worldwide as if it had occurred on January 1, 2005.1 The 2005 results discussed below represent the arithmetic combination of all historical periods in the year ended December 31, 2005.

Clarke American provides checks, check-related products and marketing services to financial institutions and individual customers. On December 15, 2005, M & F Worldwide Corp. completed the acquisition of Clarke American from Honeywell International Inc. For more information about the business of M & F Worldwide, please see its filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2005.

For the pro forma year ended December 31, 2005, which includes the periods prior to its acquisition by M & F Worldwide, Clarke American’s consolidated revenues increased to $618.4 million, compared with $607.6 million for 2004. Clarke American’s net income decreased from $64.4 million in 2004 to $11.8 million in pro forma 2005. The decrease in net income was primarily due to an increase in cost of sales that resulted from purchase accounting adjustments (and resulting increases in depreciation and amortization) related to Clarke American being acquired by M & F Worldwide and increased interest expense due to acquisition-related financing. Adjusted EBITDA2 increased to $139.5 million in pro forma 2005, compared to $134.9 million in 2004. Adjusted EBITDA is a non-GAAP measure that is defined in the footnotes to this release and which is reconciled to net income, the most directly comparable GAAP measure, in the accompanying financial tables.

‘‘Clarke American exceeded expectations in 2005 and successfully completed the process of selling the business,’’ said Charles Dawson, President and CEO of Clarke American. ‘‘We at Clarke American look forward to working with our new parent company well into the future. We believe that working with the support of M & F Worldwide's management has already enhanced and will continue to improve our ability to provide the highest quality product and service offerings to our financial institution partners and customers.’’

Clarke American will hold a conference call today at 9:30 a.m. EDT (8:30 a.m. CDT) which will be webcast live at www.clarkeamerican.com. To access the call, click on ‘‘Company Information’’ and then ‘‘Earnings Call’’. A copy of the press release will be available under the ‘‘Press Release’’ section of the Clarke American website. An archive of the webcast will also be available at www.clarkeamerican.com from Wednesday, April 12th through Wednesday, April 19th.

About Clarke American

Clarke American Corp. is a leading provider of checks, related products and services, and marketing services. Clarke American Corp. serves financial institutions through the Clarke American and Alcott Routon brands and serves consumers and businesses directly through the Checks In The Mail and B2Direct brands. Clarke American Corp. is a wholly owned subsidiary of M & F Worldwide Corp., a holding company that, in addition to Clarke American, wholly owns Mafco Worldwide Corporation, which is the world’s largest producer of licorice extracts and related products.

Forward Looking Statements

This press release contains forward looking statements that reflect management’s current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Clarke American’s control. All statements other than statements of historical facts included in this press release, including those regarding Clarke American’s strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words ‘‘believes,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘estimates’’ or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Clarke American believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. The factors which may cause Clarke American’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: 1) Clarke American’s substantial indebtedness; 2) covenant restrictions under Clarke American’s indebtedness that may limit its ability to operate its business and react to market changes; 3) the maturity of the principal industry in which Clarke American operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods and other factors; 4) consolidation among financial institutions; 5) adverse changes among the large financial institution clients on which Clarke American depends, resulting in decreased revenues; 6) intense competition in all areas of Clarke American’s business; 7) Clarke American’s costs as a stand-alone company; 8) the fact that pro forma financial results may not be indicative of the future actual operating results of Clarke American; and 9) interruptions or adverse changes in Clarke American’s supplier relationships, technological capacity, intellectual property matters, and applicable laws.

You should read carefully the factors described in Item 1A of the annual report furnished as an exhibit to M & F Worldwide’s current report on Form 8-K dated March 31, 2006 for a description of risks that could, among other things, cause actual results to differ from these forward looking statements.

Non-GAAP Financial Measures

In this release, Clarke American presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (‘‘GAAP’’). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding Clarke American that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

EBITDA represents net income before interest income and expense, income taxes, depreciation and amortization (other than amortization related to prepaid rebates). Clarke American presents EBITDA because it believes it is an important measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Clarke American’s industry.

Clarke American believes EBITDA provides useful information with respect to its ability to meet its future debt service, capital expenditures, working capital requirements and overall operating performance although EBITDA should not be considered as a measure of liquidity. In addition, Clarke American utilizes EBITDA when interpreting operating trends and results of operations of its business.

Clarke American also uses EBITDA for the following purposes: Clarke American’s senior credit facilities use EBITDA (with additional adjustments) to measure compliance with covenants such as interest coverage and debt incurrence. Clarke American’s executive compensation is based on EBITDA (with additional adjustments) performance measured against targets. EBITDA is also widely used by Clarke American and others in its industry to evaluate and price potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See below for a description of these limitations. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Clarke American to invest in the growth of its business.

In addition, in evaluating EBITDA, you should be aware that in the future Clarke American may incur expenses such as those excluded in calculating it. Clarke American’s presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect Clarke American’s cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, Clarke American’s working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Clarke American’s debt;

•	although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in Clarke American’s statements of cash flows; and

•	other companies in Clarke American’s industry may calculate EBITDA differently from Clarke American, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of Clarke American’s business or as a measure of cash that will be available to Clarke American to meet its obligations. You should compensate for these limitations by relying primarily on Clarke American’s GAAP results and using EBITDA only supplementally.

Clarke American presents Adjusted EBITDA as a further supplemental measure of its performance. Clarke American prepares Adjusted EBITDA by adjusting EBITDA to reflect the impact of a number of items it does not consider indicative of Clarke American’s ongoing operating performance. Such items include restructuring costs, certain non-operational items, stock-based compensation, group management fees charged by our former parents, certain stand-alone costs, an earnout related to our Alcott Routon acquisition and other non-cash adjustments. You are encouraged to evaluate each adjustment and the reasons Clarke American considers them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Clarke American may incur expenses, including cash expenses, similar to the adjustments in this presentation. Clarke American’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

For additional information contact:

Media:	Investor Relations:
LaRhesa Pollock	Ben Cosby
210-690-6498	210-694-1189
lpollock@clarkeamerican.com	bcosby@clarkeamerican.com

Notes

(1) As a result of the acquisitions by Honeywell and M & F Worldwide and the resulting changes in ownership, under GAAP, Clarke American is required to present separately its operating results for the two predecessor periods and the successor period in the year ended December 31, 2005. The period during which Clarke American was owned by Honeywell (April 1, 2005 through December 14, 2005) is presented as ‘‘Predecessor (Honeywell).’’ The periods prior to Clarke American’s acquisition by Honeywell (the three months ended March 31, 2005 and the 2004 fiscal year) are presented as ‘‘Predecessor (Novar)’’. The following table presents Net (Loss) Income on a pro forma basis for the periods constituting the 2005 annual period:

	Successor	Predecessor (Honeywell)	Predecessor (Novar)	Unaudited Combined Predecessor and Successor	Unaudited Pro forma	Predecessor (Novar)
	Period from December 15 to 31, 2005	Period from April 1 to December 14, 2005	Three Months Ended March 31, 2005	Year Ended December 31, 2005	Year Ended December 31, 2005	Year Ended December 31, 2004
	(dollars in millions)
Consolidated Statements of Income Data
Revenues	$24.1	$439.9	$154.4	$618.4	$618.4	$607.6
Operating Expenses
Cost of Revenues	17.4	285.6	91.1	394.1	393.5	353.1
Selling, General and Administrative Expenses	6.0	100.8	39.2	146.0	146.9	147.5
Total Operating Expenses	23.4	386.4	130.3	540.1	540.4	500.6
Operating Income	0.7	53.5	24.1	78.3	78.0	107.0
Interest Expense, net	(2.8)	(2.4)	(5.6)	(10.8)	(57.8)	(19.1)
(Loss) Income Before Income Taxes	(2.1)	51.1	18.5	67.5	20.2	87.9
Benefit (Provision) for Income Taxes	0.8	(20.1)	(7.5)	(26.8)	(8.4)	(23.5)
Net (Loss) Income	$(1.3)	$31.0	$11.0	$40.7	$11.8	$64.4

(2) The following table is a reconciliation of net (loss) income to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated (unaudited):

	Successor	Predecessor (Honeywell)	Predecessor (Novar)	Combined Predecessor and Successor	Pro Forma	Predecessor (Novar)
	Period from December 15 to 31, 2005	Period from April 1 to December 14, 2005	Three Months Ended March 31, 2005	Year Ended December 31, 2005	Year Ended December 31, 2005	Year Ended December 31, 2004
	(unaudited, dollars in millions)
Net (Loss) Income	$(1.3)	$31.0	$11.0	$40.7	$11.8	$64.4
Interest Expense, net	2.8	2.4	5.6	10.8	57.8	19.1
(Benefit) Provision for Income Taxes	(0.8)	20.1	7.5	26.8	8.4	23.5
Depreciation and Amortization	2.2	42.7	5.7	50.6	54.6	23.3
EBITDA	2.9	96.2	29.8	128.9	132.6	130.3
Adjustments: Restructuring Costs(a)	—	1.8	0.4	2.2	2.2	0.7
Non-Operational Items(b)	—	(0.1)	0.2	0.1	0.1	—
Stock-based Compensation(c)	—	—	3.4	3.4	3.4	5.8
Group Management Fees(d)	—	0.8	—	0.8	—	1.7
Stand-Alone Costs(e)	(0.1)	(1.9)	(0.7)	(2.7)	(0.7)	(2.7)
Alcott Routon Earnout(f)	—	1.9	—	1.9	1.9	—
Other Non-Cash Adjustments(g)	1.8	3.1	(0.3)	4.6	—	(0.9)
Adjusted EBITDA	$4.6	$101.8	$32.8	$139.2	$139.5	$134.9

(a)	Reflects restructuring expenses, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses, associated with:

•	a workforce reduction in our Direct to Consumer division in 2004; and

•	the closure of two facilities and a realignment of our sales force in 2005.

(b)	Reflects gain/loss on non-ordinary course sales of fixed assets and sublease income related to facilities Clarke American has closed.

(c)	Reflects non-cash charges incurred due to the accelerated vesting of stock options held by certain members of senior management under a plan terminated in March 2005. No officer or director currently owns any options or shares of Clarke American.

(d)	Reflects management fees paid to Clarke American’s prior parent companies (Novar plc and Honeywell) for services such as legal, tax, accounting and risk management. Clarke American does not currently have a management services agreement.

(e)	Reflects management’s estimate of additional costs to operate as a stand-alone public entity, replace the legal, tax, risk management and other services provided by Clarke American’s former parent companies and adjust the compensation of certain executives who, in connection with the acquisition by M&F Worldwide, have entered into employment agreements that became effective upon the completion of such acquisition. The adjustments to the historical periods reflect management estimates of all of these costs. Net income for the pro forma year ended December 31, 2005 already gives effect to $2.0 million of these costs, which represent management’s estimate of additional costs to replace the legal, tax, risk management and other services provided by Clarke American’s former parent companies and agreed compensation expenses incurred in connection with the acquisition by M&F Worldwide. Management estimates that a further $0.7 million of other stand-alone costs will be incurred annually. However, Clarke American’s actual costs may differ from these estimates.

(f)	Reflects charges incurred under an earnout arrangement recorded as SG&A expense in the period from April 1, 2005 to December 14, 2005 resulting from the 2004 purchase of Alcott Routon, Inc. Approximately $1.9 million out of a maximum $3.0 million was accrued but not paid in 2005. Management estimates the remainder to be accrued in 2006 and 2007. The terms of the agreement call for all earned amounts to be paid in 2007.

(g)	Reflects additional non-cash adjustments which management believes better reflect the ongoing operations of the business as follows:

	Successor	Predecessor (Honeywell)	Predecessor (Novar)	Combined Predecessor and Successor	Pro Forma	Predecessor (Novar)
	Period from December 15 to 31, 2005	Period from April 1 to December 14, 2005	Three Months Ended March 31, 2005	Year Ended December 31, 2005	Year Ended December 31, 2005	Year Ended December 31, 2004
	(unaudited, dollars in millions)
Amortization of Tenant Finishout Allowances (i)	—	—	$(0.3)	$(0.3)	—	$(0.9)
Impact of Fair Value Inventory Adjustment Related to Purchase Accounting (ii)	1.8	3.1	—	4.9	—	—
Total Other Non-Cash Adjustments	$1.8	$3.1	$(0.3)	$4.6	—	$(0.9)

(i)	Reflects the amortization of deferred liabilities resulting from capitalized leasehold improvements paid for by landlords.

(ii)	Reflects the negative effect on net income of the fair value inventory adjustment related to purchase accounting resulting from completion of the Honeywell acquisition and the M&F Worldwide acquisition effective April 1 and December 15, 2005, respectively.